Exhibit 10.30
FIRST ADDENDUM TO THE
SELLING AGENCY AGREEMENT FOR
CRYOPORT, INC. STOCK AND WARRANTS
     This First Addendum is made effective this 31st day of August, 2010 by and between CRYOPORT, INC., a Nevada corporation (the “Company”), and EMERGENT FINANCIAL GROUP, INC. (the “Selling Agent”) and relates to the continuation of the placement by the Selling Agent of the Securities contemplated in the Selling Agency Agreement between them dated as of July 27, 2010 (the “Agency Agreement”).
     Terms defined in the Agency Agreement not otherwise defined herein shall have the meaning set out in the Agency Agreement.
     The parties acknowledge that Maxim Group has completed its efforts in the Offering and that the Company, the Selling Agent and Maxim Group established the per Unit price for the Securities at $0.70 per Unit with the warrant included in the Unit having an exercise price of $0.77 per share.
     The Company and the Selling Agent have agreed to continue the Offering with the Selling Agent being the exclusive agent of the Company for the solicitation of additional purchases of the Securities until October 20, 2010.
     The Company and the Selling Agent have agreed to have subscription proceeds delivered to an account the Company maintains with Bank of the West and that the Company will not access such funds until the Company and the Selling Agent agree to effect a closing on the subscriptions for such funds.
     The Company and the Selling Agent have agreed that the solicitation compensation due the Selling Agent shall continue with respect to the continued efforts to secure additional subscriptions, but that the Selling Agent shall receive an accountable expense allowance not to exceed $2,500 with respect to the continuation of the Offering.
     Except as expressly modified hereby, the terms of the Agency Agreement shall apply to the extended Offering.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CRYOPORT, INC.			EMERGENT FINANCIAL GROUP, INC.

By	/s/ Larry G. Stambaugh		By	/s/ Peter Voldness

	Name:	Larry G. Stambaugh Chief Executive Officer		Name:	Peter Voldness Chief Executive Officer